SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                          Securities Exchange Act 1934

                         DATE OF REPORT JANUARY_11, 2000

                        (Date of earliest event reported)

                           MIDAMERICAN ENERGY COMPANY
             (Exact name of registrant as specified in its charter)

    IOWA                   1-11505                            42-1425214
(State or other         (Commission File                     (IRS Employer

 jurisdiction of            Number)                        Identification No.)
 incorporation or
 organization)

 666 GRAND AVENUE             DES MOINES, IA                        50309
(Address of principal executive offices)                          Zip Code

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (515) 242-4300

                                       N/A

         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

         On October 25, 1999, the Registrants indirect parent, MidAmerican Energy Holdings Company (the "Parent"), announced that it had entered into an Agreement and Plan of Merger, dated as of October 24, 1999 (the "Merger Agreement"), with entities formed by an investor group including Berkshire Hathaway Inc., Mr. Walter Scott, Jr. and Mr. David L. Sokol. Pursuant to the Merger Agreement, the investor group's acquisition vehicle, Teton Acquisition Corp., will be merged with and into the Parent, with the Parent as the surviving corporation in the merger, and holders of the Parent's common stock will have the right to receive $35.05 per share in cash, without interest.

SHAREHOLDER AND OTHER APPROVALS

         Consummation of the transactions contemplated by the Merger Agreement is subject to the approval of the holders of a majority of the outstanding shares of the Parent's common stock and other customary conditions, including the regulatory requirements described below, all of which have been obtained or are presently expected to be obtained by the Registrant by no later than March 31, 2000. The special meeting of Shareholders of the Parent to consider the merger proposal is scheduled for January 27, 2000.

         HART-SCOTT-RODINO

                  The Hart-Scott-Rodino Act provides that transactions such as the merger may not be completed until certain information has been submitted to the Antitrust Division of the Department of Justice and the Federal Trade Commission and specified waiting period requirements have been satisfied. Notice of early termination of the waiting period was granted by the FTC on November 29, 1999.

         FEDERAL POWER ACT

                  Section 203 of the Federal  Power Act provides  that no public
         utility  shall  sell  or  otherwise   dispose  of  its   jurisdictional
         facilities or directly or indirectly merge or consolidate such facilities with those of any other person or acquire any security of any other public utility without first obtaining authorization from the FERC. On December 15, 1999, the Registrant received FERC approval of the merger under Section 203 of the Federal Power Act.

         IOWA PUBLIC UTILITY REGULATION

                  Iowa law provides that a merger or consolidation of the whole or any substantial part of a public utility's assets shall not take

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         place if the Iowa Utilities Board (the "IUB") disapproves.  On November
         12, 1999, the Registrant, the Parent, Teton Formation and Teton Acquisition Corp. filed an application with the IUB for its order permitting the merger to occur. Iowa law provides that the application will be deemed approved unless the IUB disapproves the merger within 90 days after the filing of the application, unless such time period is extended by the IUB, for good cause shown, for an additional period not to exceed 90 days. Iowa law further provides that the IUB cannot disapprove the merger without providing for a notice and opportunity for hearing. On December 16, 1999, the IUB issued a procedural order extending the initial 90-day period for an additional 90 days. The hearing is presently scheduled for February 16, 2000, and the IUB has indicated in its order that it presently intends to issue its final order by no later than March 31, 2000.

         ILLINOIS PUBLIC UTILITY REGULATION

                  Under Illinois law, the Registrant will seek (subject to certain reservations of rights) the approval of the Illinois Commerce Commission ("ICC") for the gas utility portion of the merger and file certain information regarding the electric utility portion of the merger with the ICC. The Registrant believes that the merger qualifies for expedited treatment under the ICC approval and hearing process which, under statute, could otherwise take 11 months. In two recent merger proceedings, including the merger of CalEnergy with MidAmerican, expedited treatment was granted and approval was obtained within three months. On November 15, 1999, the Registrant and Parent filed an application with the ICC and a hearing was held on December 22, 1999.

         PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                  The transaction is not subject to approval by the SEC under the Public Utility Holding Company Act of 1935. Following the effective time of the merger, the Registrant and the Parent will continue to claim an exemption from registration under Section (3)(a)(1) of the 1935 Act pursuant to Rule 2 because after the merger both the Registrant and Parent will be organized in, and conduct the utility operations substantially in, the State of Iowa and will be predominantly intrastate in character in the same manner as it is today. The completion of the merger is conditioned on the receipt by the members of the investor group of evidence reasonably satisfactory to them that neither they nor any of their affiliates will be subject to regulation as a registered public utility holding company under the 1935 Act.

         NUCLEAR REGULATORY COMMISSION REGULATION

                  The Registrant is a non-operating 25% owner of Quad Cities Nuclear Generating Station Units 1 and 2, which are referred to collectively as "Quad Cities". The remaining interests in the two units are owned and operated by Commonwealth Edison Company. On November 16, 1999, the Registrant (through Commonwealth Edison) submitted an

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         application  to the NRC  pursuant  to 10 C.F.R.  50.80 for  formal  NRC consent of the indirect transfer of control.

         EUROPEAN/U.K. COMPETITION FILINGS

                  Under Regulation (EEC) No. 4064/89 of the Council of the European Union, as amended (the "EC Merger Regulation"), a concentration (as defined in the EC Merger Regulation) which has a Community dimension may not be completed until the European Commission has granted its approval or such approval has been deemed to have been granted. On November 9, 1999, the Merger Task Force of the European Commission expressed its view that the merger is not subject to the prior approval requirements of the EC Merger Regulation.

                   Certain notifications and undertakings may be required to be made to the UK electricity and gas regulator (OFGEM) in connection with the transaction and notifications are currently in the process of being submitted. The merger may be subject to review under the U.K. merger control rules pursuant to the Fair Trading Act of 1973. Based on advice of U.K. counsel, the Registrant believes that a referral to the U.K. Competition Commission for detailed review would be unlikely.

         OTHER REGULATORY MATTERS

                  The Registrant has obtained from various regulatory authorities franchises, permits and licenses which may need to be renewed, replaced or transferred as a result of the merger. Approvals, consents or notifications may be required in connection with such renewals, replacements or transfers.

                  Regulatory commissions of states where the Registrant operates may intervene in the federal regulatory proceedings. In addition, these regulatory commissions regulate the rates charged to utility customers within their jurisdictions. In approving rates, each state may take into account savings, if any, resulting from, and other effects of, the merger.

                  The Registrant is not aware of any material governmental or regulatory approvals or actions that may be required for completion of the merger other than as described above. If any other governmental or regulatory approval or action is or becomes required, the Registrant currently believes that the Parent would seek that additional approval or action.

         Certain information included in this release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual

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results and  performance of the Company to differ  materially  from any expected future results or performance, expressed or implied, by the forward-looking statements. In connection with the safe harbor provisions of the Reform Act, the Company has identified important factors that could cause actual results to differ materially from such expectations, including development uncertainty, operating uncertainty, acquisition uncertainty, uncertainties relating to doing business outside of the Unites States, uncertainties relating to geothermal
resources,   uncertainties  relating  to  domestic  and  international  (and  in particular Indonesian) economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy, industry deregulation and competition. Reference is made to all of the Company's SEC filings, including the Company's Report on Form 8-K dated March 26, 1999, incorporated herein by reference, for a description of such factors. The Company assumes no responsibility to update forward-looking information contained herein.

         A copy of the Merger Agreement is filed herewith as Exhibit 99.1, and is incorporated herein by reference. The description of the Merger Agreement set forth herein is qualified in its entirety by reference to the provisions of the Merger Agreement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits.

     99.1 Agreement and Plan of Merger, dated as of October 24, 1999, by and among MidAmerican Energy Holdings Company, Teton Formation L.L.C. and Teton Acquisition Corp.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           MIDAMERICAN ENERGY COMPANY

DATED:  JANUARY 11, 2000            BY:     /S/  DOUGLAS L. ANDERSON
                                        -------------------------------
                                            Douglas L. Anderson
                                            Assistant Secretary

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                                  EXHIBIT INDEX

         EXHIBIT                    DESCRIPTION

     99.1 Agreement and Plan of Merger, dated as of October 24, 1999, by and among MidAmerican Energy Holdings Company, Teton Formation L.L.C. and Teton Acquisition Corp.